ACCOUNTANT'S CONSENT

                                                             Exhibit 23.3

                   CONSENT OF SCHENCK & ASSOCIATES, SC

     As independent certified public accountants for J.J. Stangel Company, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 1997 included in Industrial Distribution Group, Inc.'s Registration Statement on Form S-1 dated September 23, 1997 and to all references to our firm included in or made a part of this Registration Statement. This consent is specifically restricted to the September 30, 1996 audited financial statements of J.J. Stangel Company.


                                  /s/ Schenck & Associates, SC
Green Bay, Wisconsin
December 8, 1997